Exhibit 10.17(i)
INTERCOMPANY LOAN AGREEMENT
This Intercompany Loan Agreement (the “Agreement”) is made as of June 21st, 2001 between TopSpin Medical (Israel) Ltd. an Israeli company having its address at 1 Lev Pesach Street, North Industrial Zone Lod Israel (“LTD”) and TopSpin Medical Inc. (“INC”) a company incorporated in Delaware having its address at 1013 Center Road, Wilmington Delaware, USA.
WHEREAS:
(A) INC has from time to time made loans to LTD and a Promissory Note dated January 9, 2000 a copy of which is attached hereto as exhibit A (the “Promissory Note”) was issued to INC against one of those loans (the “Promissory Note Loan”);
(B) The parties wish to convert the Promissory Note Loan into shares of LTD and set the terms that shall apply to all other loans made by INC to LTD prior to the date of this Agreement or following the date hereof, all in accordance with the terms of this Agreement.
NOW THEREFORE, in consideration of their mutual undertakings herein, the parties, intending to be legally bound, do hereby agree, declare and stipulate as follows:
1. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof or thereof, and all prior discussions, commitments, understandings and prior agreements between them with respect thereto are merged herein and hereby terminated and cancelled, and all rights thereunder irrevocably waived. Any modifications made hereto shall be in writing and signed by both of the parties.
2. The Promissory Note Loan shall be converted into 5,000 ordinary shares of LTD (the “Shares”) at a conversion price of $150 per share. The conversion of the Promissory Note Loan and the termination of the Promissory Note (which shall be returned to LTD) shall take place upon the issue of the Shares. LTD shall issue the Shares within one month of the date of this Agreement.
3. All funds transferred by INC to LTD prior to, upon or following the date of this Agreement, excluding the Promissory Note Loan, shall be convertible loans upon the following terms and conditions (each a “Convertible Loan”):
     3.1 Interest shall accrue on each Convertible Loan at the following rates:
3.1.1	During the period January 1, 2000 to June 30, 2001 – at an annual interest rate of 5%;

3.1.2	During the period commencing July 1, 2001 and ending upon the repayment of the Convertible Loan – at an annual interest rate of the US$ six months LIBOR + 0.75%, set every six months according to the US$ LIBOR on June 30th and December 31st of each year as applicable to each period.
     3.2 The Interest on each Convertible Loan shall be accrued and, subject to conversion of the Convertible Loan, be paid on the date of repayment of the Convertible Loan.
     3.3 Repayment of the Convertible Loan shall, subject to Sections 3.4 and 3.5 below, be made by LTD on June 30, 2009 (the “Maturity Date”).
     3.4 LTD may by 14 days notice repay to INC all or part of the Convertible Loans together with the interest accrued thereon prior to the Maturity Date.
     3.5 INC may at any time prior to the Maturity Date convert any or all of the outstanding Convertible Loans into ordinary shares of LTD at a conversion price per ordinary share of $150 plus the accrued interest on the Convertible Loan(s) being converted.

4. INC shall not be required by this Agreement to grant any further loans or transfer any further funds to LTD.
5. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Israel. Any action instituted by any of the parties shall be brought in the appropriate court in the State of Israel, which shall have exclusive jurisdiction over such actions. All notices or other communications hereunder shall be in writing and shall be given in person, by registered mail, or by facsimile transmission (provided that written confirmation of receipt is provided), at the above address or at such address as a party may from time to time designate in writing to the other parties. Notices shall be deemed to be received 4 days after being sent or 24 hours after being faxed.
IN WITNESS WHEREOF, the parties have executed this Intercompany Loan Agreement as of the date first above written.

TopSpin Medical (Israel) Ltd.	TopSpin Medical Inc.

By: /s/ Eyal Kolka	By: /s/ Erez Golan

Name: Eyal Kolka	Name: Erez Golan
Title: CFO	Title: CEO